EXHIBIT EX-3(ii)




              TRANSAMERICA FINANCE CORPORATION

                           BYLAWS
           (as amended through February 19, 1991)


              ARTICLE 1 - STOCKHOLDERS' MEETING


     Section 1. Annual Meeting. Beginning in January, 1975, the Annual Meeting of the Stockholders shall be held at the principal place of business of the Company on the third Tuesday in January of each year at the hour of 9:30 a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the stockholders as provided by law. No notice of such meeting need be given.

     Stockholders shall be entitled to vote in person or by proxy.

     No change of the time or place of a meeting for the election of Directors, as fixed by the Bylaws, shall be made within sixty (60) days next before the day on which such election is to be held. In case of any change in such time or place for such election of Directors, notice thereof shall be given to each stockholder entitled to vote, in person, or by letter mailed to his last know post office address, twenty (20) days before the election is held.

     Section 2. Special Meetings. Special Meetings of Stockholders may be held and shall be called by the President and Secretary of the Company on order of the Board of Directors, or upon the written request of stockholders owning at least a majority of all of the capital stock of the Company, which request shall be filed with the Secretary and shall state the purpose of the meeting.

     Written or printed notice, stating the place and time of the meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post office address, at least ten (10) days before the meeting in the case of a special meeting.

     Special Meetings of Stockholders shall be held at the principal place of business of the Company, or at such other place as may be specified by resolution of the Board of Directors.

     Section 3. Holidays. Should any regular or special meeting fall on a legal holiday, those stockholders present shall adjourn said meeting until the next following non-holiday at the place and hour specified for the holding of the original meeting.

     Section 4. Proxies. All Proxies shall be in writing and shall be filed with the Secretary of the Company.

               ARTICLE II - TRANSFER OF STOCK

     Section 1. When and By Whom Transferable. Shares of stock may be transferred at any time by the holders thereof, or by attorneys in fact or by legal representatives of the
holders, by endorsement on the certificate of stock.    No
transfer of stock shall be valid until the surrender of the certificate and the acknowledgment of such transfer on the books of the Company. Surrendered certificates shall not be cancelled by the Secretary until a new certificate is issued in lieu thereof; and the Secretary shall preserve cancelled certificates as vouchers.

     Section 2. Lost Certificates. If a certificate shall be lost or destroyed, the Board of Directors may order a new certificate issued upon such guarantee by the parties claiming the same as the Directors may deem satisfactory.

     Section 3. Fractional Shares. Fractional shares of stock shall not be transferred and no certificates of fractional shares shall be issued.

              ARTICLE III - BOARD OF DIRECTORS

     Section 1. Number of Directors. The Board of Directors shall consist of not less than five nor more than seventeen members.

     Section 2. Qualifications. At least a majority of the directors, excepting the first Board of Directors, shall be citizens and residents of the State of California.

     Section 3. Election. Directors shall be elected by ballot at the annual meeting of the stockholders and shall hold office for the term of one year, or until their successors are elected.

     Section 4. Vacancies.  A vacancy in the Board of
Directors may be filled by the vote of a majority of a quorum of the Board of Directors, and a member elected to fill a vacancy shall hold office until the next annual election of directors.

     Section 5. Quorum. One-third of the directors shall constitute a quorum for the transaction of business at any meeting of the Board.

              ARTICLE IV - DIRECTORS' MEETINGS

     Section 1. Place.  All meetings of the Board of
Directors shall be held at the principal place of business of the Company, or at such other place as may be specified by resolution of the Board of Directors.

     Section 2. Annual Meeting. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the stockholders for the purpose of organization, for the election of officers, and an Executive Committee hereinafter provided for, and for the transaction of such other business as may come before the Board.

     Section 3. Regular Meetings. The Board of Directors shall meet quarterly at a day and hour to be fixed by resolution of the Board, no notice of which shall be given and such notice is hereby dispensed with; and if a quorum of the Board is present, shall have power to adjourn said meetings, or adjourned meetings, to specified dates.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the President upon one day's notice to each Director, either personally or in writing by mail or telegram, or by telephone; and a recital in the minutes of such special meetings of such notice shall be conclusive evidence that notice was given. Notice of special meetings of the Board shall state the time and place of the meeting but need not express the purpose thereof.

     Section 5. Holidays. Should any meeting of the Board of Directors fall on a legal holiday, said meeting shall be held on the next following non-holiday at the place and hour specified for the holding of the original meeting.

               ARTICLE V - POWERS OF DIRECTORS

     The corporate powers of the Company shall be vested in its Board of Directors, which powers are:

     Section 1. Elect Officers and Committees. To elect or appoint and remove all officers of the Company except those appointed by the Chief Executive Officer of the Company pursuant to Article VII, Section 2; and to elect or appoint an Executive Committee as hereinafter provided, a Finance Committee as hereinafter provided, and such other committees as the Board may from time to time deem advisable.

     Section 2.  Compensation of Directors and Members of
Committees. To fix or change the compensation to be paid directors and members of committees for attendance at each regular or special meeting.

     Section 3. Fill Vacancies. To fill all vacancies in the offices of the Company or in the committees of the Board of Directors; and in the absence or inability to act of any officer or appointee to fill such position by an appointment pro tempore if necessary in the judgment of the Board.

     Section 4. Call Meetings. To call special meetings of the stockholders.

     Section 5. Sell Treasury Stock. To sell the whole or any portion of the Treasury stock, if any, of the Company at such price as they may deem proper.

     Section 6. In General. To perform any and all other acts, not inconsistent with the Certificate of Incorporation, these Bylaws and the laws of the State of Delaware, necessary for the proper conduct, management and control of the affairs and business of the Company, and to adopt such rules and regulations to that end as the Directors may deem expedient for the guidance of themselves and the officers, agents and employees of the Company.

     Section 7. Fix Record Date. To fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversation or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

              ARTICLE VI - DUTIES OF DIRECTORS

     It shall be the duty of the Board of Directors -

     Section 1. Records and Statements. To cause to be kept a complete record of all their meetings and acts, and also of the proceedings of the Executive Committee and of the meetings of the stockholders; and to present at the annual meeting of the stockholders, a statement showing in detail the condition of the Company's affairs.

     Section 2. Declare Dividends. To declare all dividends payable to stockholders.

     Section 3. Issue Certificates of Stock. To cause to be issued to the stockholders, in proportion to their several holdings, certificates of stock not to exceed in the aggregate the amount of the authorized capital stock.

     Section 4. General Supervision. To supervise all the acts of the officers, agents and employees and the conduct of the business generally.

                   ARTICLES VII - OFFICERS

     Section 1.  Officers.  The officers of the Company
shall be a President, who shall be a member of the Board of Directors, one or more Vice Presidents, a Secretary, and a Treasurer. The Company may also have, at the discretion of the Board of Directors, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, one or more
Assistant Controllers, and such additional officers as the Board of Directors may from time to time deem necessary for the proper conduct of the Company's business.

     Section 2. Election and Appointment of Officers.  The
President, all Vice Presidents, the Secretary, the
Treasurer, and any other officer designated by the Board of Directors shall be elected by the Board of Directors and each shall serve at the pleasure of the Board. The Chief
Executive Officer of the Company shall have the power to appoint or remove all Assistant Secretaries, Assistant
Treasurers, and Assistant Controllers, if such offices are created by the Board of Directors.

     Section 3. Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect on the date specified in the notice; or if no date is specified, on the date of the receipt of the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

     Section 4. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to that office.

           ARTICLES VIII - DUTIES AND POWERS OF OFFICERS

     Section 1. President. The President shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

     Section 2. Vice President. In the absence or disability of the President, a Vice President designated by the Board of Directors or if no such designation is made, a Vice President designated by the President or Chief Executive Officer shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

     Section 3. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, the name of those present at directors' meetings or committee meetings, the number of shares represented at stockholder meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Company's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given; and he shall keep the seal of the Company, the Bylaws and other vital corporate records of the Company in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

     Section 4. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board of Directors and render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors.

     Section 5. Other Officers.  Other officers of the
Company designated by the Board of Directors shall have such powers and perform such duties as may be prescribed by the Board of Directors.

     Section 6. Chief Executive Officer. The Board of Directors shall designate which officer of the Company shall be the Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision, direction and control of the business and the officers of the corporation.

              ARTICLES IX - EXECUTIVE COMMITTEE

     Section 1. Membership and Appointment.  The Board of
Directors may appoint from amongst its own members not less than two nor more than nine members who, in addition to the President, shall constitute the Executive Committee. They shall take office immediately and shall hold same until their successors are appointed.

     Section 2. Meetings. Regular meetings of the Executive Committee may be held at such time and place from time to time, as the Executive Committee may determine, and notice of such meeting need not be given. Special meetings may be called by the President, or two members of the Committee, and shall be held at the time and place designated in the call of any such special meeting.

     Section 3. Quorum. One-third of the members of the Executive Committee, but not less than three such members, shall constitute a quorum to transact business.

     Section 4. Compensation. Compensation of the members of the Executive Committee for attendance at meetings of the committee shall be fixed by the Board of Directors, but salaried officers of the Company who are members of the Committee shall not receive additional compensation for such service.

     Section 5. Powers and Duties. The Executive Committee shall, within the limitation of and subject to the laws of the State of Delaware, the Bylaws of the Company, and such limitations as may from time to time be imposed by the Board of Directors, have the power to exercise all the powers of the Board of Directors except the declaration of dividends and the amendment of the Bylaws.

     Section 6. Examination of Records.  The minutes of the
Executive Committee and all books and papers in its keeping shall, during the business hours, be subject to examination of any member or committee of the Board of Directors or any expert appointed by the Board.

                ARTICLE X - FINANCE COMMITTEE

     Section 1. Membership and Appointment. The Board of Directors may appoint from amongst its own members not less than three nor more than five members who shall constitute the Finance Committee. The Board of Directors shall appoint from amongst the members of the Finance Committee the Chairman of the Finance Committee. They shall take office immediately and hold same until their successors are appointed.

     Section 2. Meetings. The Finance Committee shall meet at stated times or on notice to all by any one of their own members. They shall fix their own rules of procedure. A majority shall constitute a quorum to transact business.

     Section 3. Powers and Duties. The Finance Committee shall be responsible for considering the financial and accounting policies and programs proposed by management and making recommendations thereon to the Board; for advising and counseling the Board and management with respect to capital structure, financial condition of the Company, financing programs, investments, acquisitions involving the issuance of securities of the Company or material financial commitments affecting the capital structure of the Company, and other major matters affecting the financial structure or condition of the Company.

             ARTICLE XI - CERTIFICATES OF STOCK

     Every certificate of stock issued by the Company shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or shall be authenticated by engraved facsimiles of the signatures of the President and Secretary or by the engraved facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary; provided that in the event that any certificates are authenticated by an engraved facsimile of a signature before they become effective, the same must be countersigned by a transfer agent or a transfer clerk and be registered by an incorporated bank or trust company as registrar, before issuance.

         ARTICLE XII - INVESTMENTS IN COMPANY'S NAME

     All investments shall be in the name of Transamerica
Finance Corporation.

                     ARTICLE XIII - SEAL

     The Company shall have a common seal consisting of a circle having on its circumference the words "Transamerica
Finance Corporation, Delaware" and on the inner circle the words "Corporate Seal 1931."

                  ARTICLE XIV - FISCAL YEAR

     The fiscal year shall commence the first day of January and end the thirty-first day of December.

               ARTICLE XV - MAJORITY TO DECIDE

     In the deliberations of all meetings of the Board of Directors and the committees provided for in these Bylaws, a majority vote shall decide, except in such cases as are otherwise specified.

                   ARTICLES XVI  - NOTICES

     Whenever the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or the Bylaws of this corporation require notice to be given to any director, officer, or stockholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a post office or letter box, in a post-paid, sealed wrapper, addressed to such director, officer, or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

     When any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, or under the provisions of the Certificate of Incorporation or Bylaws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

   ARTICLE XVI-A INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each person serving as a director or officer of the Company, or serving, at the request of the Company, as a director or officer of any other corporation, whether or not then in office, shall be indemnified by the Company against all liabilities, costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director or officer of the Company or of such other corporation, such expenses to include the cost of reasonable settlements (other than amounts paid to the Company itself) made with a view to curtailment of costs of litigation. The Company shall not, however, indemnify such director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion; and in no event shall anything herein contained be so construed as to authorize the Company to indemnify any such director or officer against any liability or expense by reason of any act known by such director or officer at the time of doing it to be unlawful, nor against any liability or expense by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

                  ARTICLE XVII - AMENDMENTS

     These Bylaws may from time to time be altered or amended at any regular or special meeting of the Board of Directors by a vote of the majority of those present.